SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2006

MOOG INC.

(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (716) 652-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equities Securities

Item 8.01  Other Events.

On August 24, 2006, Moog Inc., Moog Inc. (the “Company”) acquired all of the outstanding shares of McKinley Medical Corporation (“McKinley”) from McKinley Medical, LLC (the “Seller”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 14, 2006 (the “Merger”).  McKinley, located in Denver, Colorado, designs, assembles and distributes disposable pumps and accessories used principally to administer therapeutic drugs for chemotherapy and antibiotic applications, and post-operative medication for pain management.

The consideration for the Merger was $15 million, which was paid by the Company’s issuance of 445,725 shares (the “Shares”) of the Company’s Class A common stock to the Seller.  The issuance of the Shares to the Seller was exempt from registration with the U.S. Securities and Exchange Commission pursuant to the exemption from such registration under Section 4(2) of the Securities Act of 1933, as amended, for a sale not involving a public offering.  The Company will file a registration statement with respect to the Shares later this year.

On August 28, 2006, the Company issued a press release announcing the completion of the Merger.  A copy of the press release is set forth as Exhibit 99.1 hereof.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2006, the Company’s Board of Directors adopted a resolution changing the Company’s fiscal year.  Effective with the Company’s current fiscal year, the fiscal year of the Company will end each year on the Saturday in September or October that is closest to September 30.  Previously, the Company’s fiscal year ended on the last Saturday in September.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits.

99.1

Press release dated August 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:  August 28, 2006

By:          /s/ Donald R. Fishback

Name:

Donald R. Fishback

Controller

EXHIBIT INDEX

Exhibit

Description

99.1

Press release dated August 28, 2006